Contract #910333

SERVICE AGREEMENT

FOR RATE SCHEDULE FT-1

This Service Agreement, made and entered into this 27th day of March, 2002, by and between TEXAS EASTERN TRANSMISSION, LP, a Delaware Limited Partnership (herein called "Pipeline") and NUI Utilities, Inc. (herein called "Customer", whether one or more),

W I T N E S S E T H:

WHEREAS, Pipeline and Customer are currently parties to three executed service agreements under Pipeline's Rate Schedule FTS-2 (Pipeline's Contract No. 3.30788), CDS (Pipeline"s Contract No. 800361), and FT-1 (Pipeline's Contract No. 800338) which specify an MDQ of 5,394 dth, 3,603 dth, and 2,829 dth, respectively; and

WHEREAS, Pipeline and Customer desire to enter into this Service Agreement to supersede and combine Customer's transportation rights under Pipeline's Contract Nos. 800361, and 800338; into this existing 330788

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:

ARTICLE I

SCOPE OF AGREEMENT

Subject to the terms, conditions and limitations hereof, of Pipeline's Rate Schedule FT-1, and of the General Terms and Conditions, transportation service hereunder will be firm.  Subject to the terms, conditions and limitations hereof and of Pipeline's Rate Schedule FT-1, Pipeline agrees to deliver for Customer's account quantities of natural gas up to the following quantity:

Maximum Daily Quantity (MDQ) 5,394 dth

SERVICE AGREEMENT
FOR RATE SCHEDULE FT-1

(Continued)

Pipeline shall receive for Customer's account, at those points on Pipeline's system as specified in Article IV herein or available to Customer pursuant to Section 14 of the General Terms and Conditions (hereinafter referred to as Point(s) of Receipt) for transportation hereunder daily quantities of gas up to Customer's MDQ, plus Applicable Shrinkage.  Pipeline shall transport and deliver for Customer's account, at those points on Pipeline's system as specified in Article IV herein or available to Customer pursuant to Section 14 of the General Terms and Conditions (hereinafter referred to as Point(s) of Delivery), such daily quantities tendered up to such Customer's MDQ.

Pipeline shall not be obligated to, but may at its discretion, receive at any Point of Receipt on any day a quantity of gas in excess of the applicable Maximum Daily Receipt Obligation (MDRO), plus Applicable Shrinkage, but shall not receive in the aggregate at all Points of Receipt on any day a quantity of gas in excess of the applicable MDQ, plus Applicable Shrinkage.  Pipeline shall not be obligated to, but may at its discretion, deliver at any Point of Delivery on any day a quantity of gas in excess of the applicable Maximum Daily Delivery Obligation  (MDDO), but shall not deliver in the aggregate at all Points of Delivery on any day a quantity of gas in excess of the applicable MDQ.  In addition to the MDQ and subject to the terms, conditions and limitations hereof, Rate Schedule FT-1 and the General Terms and Conditions, Pipeline shall deliver within the Access Area under this and all other service agreements under Rate Schedules CDS, FT-1, and/or SCT, quantities up to Customer's Operational Segment Capacity Entitlements, excluding those operational Segment Capacity Entitlements scheduled to meet Customer's MDQ, for Customer's account, as requested on any day.

ARTICLE II

TERM OF AGREEMENT

The term of this Service Agreement shall commence on April 1, 2002 and shall continue in force and effect until March 31, 2014 and year to year thereafter unless this Service Agreement is terminated as hereinafter provided. This Service Agreement may be terminated by either Pipeline or Customer upon a one (1) year prior written notice to the other specifying a termination date of

SERVICE AGREEMENT FOR RATE

SCHEDULE FT-1

(Continued)

March 31, 2014 or any March 31 thereafter.  Subject to Section 22 of Pipeline's General Terms and Conditions and without prejudice to such rights, this Service Agreement may be terminated at any time by Pipeline in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty (30) days after payment is due; provided, Pipeline gives thirty (30) days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Pipeline of such outstanding bill.

THE TERMINATION OF THIS SERVICE AGREEMENT WITH A FIXED CONTRACT TERM OR THE PROVISION OF A TERMINATION NOTICE BY CUSTOMER TRIGGERS PREGRANTED ABANDONMENT UNDER SECTION 7 OF THE NATURAL GAS ACT AS OF THE EFFECTIVE DATE OF THE TERMINATION.  PROVISION OF A TERMINATION NOTICE BY PIPELINE ALSO TRIGGERS CUSTOMER'S RIGHT OF FIRST REFUSAL UNDER SECTION 3.13 OF THE GENERAL TERMS AND CONDITIONS ON THE EFFECTIVE DATE OF THE TERMINATION.

Any portions of this Service Agreement necessary to correct or cash-out imbalances under this Service Agreement as required by the General Terms and Conditions of Pipeline's FERC Gas Tariff, Volume No. 1, shall survive the other parts of this Service Agreement until such time as such balancing has been accomplished.

ARTICLE III

RATE SCHEDULE

This Service Agreement in all respects shall be and remain subject to the applicable provisions of Rate Schedule FT-1 and of the General Terms and Conditions of Pipeline's-FERC Gas Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference.made a part hereof.

Customer shall pay Pipeline, for all services rendered hereunder and for the availability of such service in the period stated, the applicable prices established under Pipeline's Rate Schedule FT-1 as filed with the Federal Energy Regulatory Commission, and as same may hereafter be legally amended or superseded.

SERVICE AGREEMENT

FOR RATE SCHEDULE FT-1

(Continued)

Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Pipeline's Rate Schedule FT-1, (b) Pipeline's Rate Schedule FT-l pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule FT-1.  Notwithstanding the foregoing, Customer does not agree that Pipeline shall have the unilateral right without the consent of Customer subsequent to the execution of this Service Agreement and Pipeline shall not have the right during the effectiveness of this Service Agreement to make any filings pursuant to Section 4 of the Natural Gas Act to change the MDQ specified in Article 1, to change the term of the agreement as specified in Article II, to change Point(s) of Receipt specified in Article IV, to change the Point(s) of Delivery specified in Article IV, or to change the firm character of the service hereunder.  Pipeline agrees that Customer may protest or contest the aforementioned filings, and Customer does not waive any rights it may have with respect to such filings.

ARTICLE IV

POINT(S) OF RECEIPT AND POINT(S) OF DELIVERY

The Point(s) of Receipt and Point(s) of Delivery at which Pipeline shall receive and deliver gas, respectively, shall be specified in Exhibit (s) A, B, and C of the executed service agreement.

Exhibit(s) A, B, and C are hereby incorporated as part of this Service Agreement for all intents and purposes as if fully copied and set forth herein at length.

ARTICLE V

QUALITY

All natural gas tendered to Pipeline for Customer's account shall conform to the quality specifications set forth in Section 5 of Pipeline's General Terms and Conditions.  Customer agrees that in the event Customer tenders for service hereunder and Pipeline agrees to accept natural gas which does not comply with Pipeline's quality specifications, as expressly provided for in Section 5 of

SERVICE AGREEMENT

FOR RATE SCHEDULE FT-1

(Continued)

Pipeline's General Terms and Conditions, Customer shall pay all costs associated with processing of such gas as necessary to comply with such quality specifications.  Customer shall execute or cause its supplier to execute, if such supplier has retained processing rights to the gas delivered to Customer, the appropriate agreements prior to the commencement of service for the transportation and processing of any liquefiable hydrocarbons and any PVR quantities associated with the processing of gas received by Pipeline at the Point(s) of Receipt under such Customer's service agreement. In addition, subject to the execution of appropriate agreements, Pipeline is willing to transport liquids associated with the gas produced and tendered for transportation hereunder.

ARTICLE VI

ADDRESSES

Except as herein otherwise provided or as provided in the General Terms and Conditions of Pipeline's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Service Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

(a) Pipeline:     TEXAS EASTERN TRANSMISSION, LP

5400 Westheimer Court

Houston, TX 77056

(b) Customer     NUI Utilities, Inc.

550 Route 202/206

Bedminster, NJ 07921

or such other address as either party shall designate by formal written notice.

SERVICE AGREEMENT

FOR RATE SCHEDULE FT-1

(Continued)

ARTICLE VII

ASSIGNMENTS

Any Company which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of Customer, or of Pipeline, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Service Agreement; and either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter; otherwise, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other; provided further, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other.  In addition, Customer may assign its rights to capacity pursuant to Section 3.14 of the General Terms and Conditions.  To the extent Customer so desires, when it releases capacity pursuant to Section 3.14 of the General Terms and Conditions, Customer may require privity between Customer and the Replacement Customer, as further provided in the applicable Capacity Release Umbrella Agreement.

ARTICLE VIII

INTERPRETATION

The interpretation and performance of this Service Agreement shall be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.

SERVICE AGREEMENT

FOR RATE SCHEDULE FT-1

(Continued)

ARTICLE IX

CANCELLATION OF PRIOR CONTPACT(S)

This Service Agreement supersedes and cancels, as of the effective date of this Service Agreement, the contracts between the parties hereto as described below:

Service agreement under Pipeline's Rate Schedule FTS-2 (Pipeline's Contract No. 330788).

Service agreement under Pipeline's Rate Schedule CDS (Pipeline's Contract No. 800361).

Service agreement under Pipeline's Rate Schedule FT-1 (Pipeline's Contract No. 800338).

SERVICE AGREEMENT

FOR RATE SCHEDULE FT-1

(Continued)

IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be signed by their respective Presidents, Vice Presidents or other duly authorized agents and their respective corporate seals to be hereto affixed and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

TEXAS EASTERN TRANSMISSION LP

                         By: /S/ Gregory J. Rizzo

                              Sr.Vice President Marketing &

                              Capacity Mgmt.

ATTEST:

/S/ Beverly J. Fitt

     Assistant Secretary

                         NUI Utilities, Inc.

                         By: /S/ Thomas E. Smith

                              Director, Energy Planning

ATTEST:

/S/ Joyce M. Fajnor

     Assistant Secretary